Exhibit 1.1

Execution Version

Colony Starwood Homes

23,033,187

Common Shares of Beneficial Interest, $0.01 Par Value per Share

UNDERWRITING Agreement

New York, New York

June 5, 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representative of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Colony Starwood Homes, a Maryland real estate investment trust (including its predecessors, as the context requires, the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 11,600,000 (the “Primary Underwritten Securities”) of its common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), and, at the election of the Underwriters, up to an additional 3,454,978 Common Shares (the “Option Securities” and, together with the Primary Underwritten Securities, the “Primary Securities”).  The selling shareholders named in Schedule II hereto (the “Selling Shareholders”), severally and not jointly, propose to sell to the several Underwriters an aggregate of 11,433,187 Common Shares (the “Secondary Securities”).  The Primary Securities and the Secondary Securities are collectively herein referred to as the “Securities”; and the Primary Underwritten Securities and the Secondary Securities are collectively herein referred to as the “Underwritten Securities.”  Certain terms used herein are defined in Section 13(n) hereof.

Notwithstanding anything to the contrary herein, (a) if only one Underwriter is named in Schedule I hereto, then (i) references herein to one or more Underwriters will be deemed to refer only to such Underwriter; and (ii) Section 10 will have no force or effect; and (b) if only one Selling Shareholder is named in Schedule I hereto, then references herein to one or more Selling Shareholders will be deemed to refer only to such Selling Shareholder, in each case mutatis mutandis.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.Registration Statement, Preliminary Prospectus, Prospectus and Free Writing Prospectuses.  The Company has filed with the Commission a registration statement, including a prospectus on Form S-3 (File No. 333-214062), relating to securities (the “Shelf Securities”), including the Securities, to be offered and sold from time to time.  The registration statement as amended as of its most recent effective date (within the meaning of Rule 430B(f)(2) under the Act) (an “Effective Date”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Act is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 11, 2016 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424(b) under the Act.

For purposes of this underwriting agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Act.  “Time of Sale Information” means the documents and other information set forth in Annex A hereto.  Each reference herein to the Registration Statement, any preliminary prospectus, the Time of Sale Information or the Prospectus shall be deemed to refer to and include any document incorporated by reference therein as of the date hereof, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus, the Time of Sale Information or the Prospectus shall be deemed to refer to and include any documents subsequently filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), that are incorporated by reference therein.

2.Representations and Warranties.

(a)Representations and Warranties of the Company and the Operating Partnership.  Each of the Company and Colony Starwood Homes Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2(a).

(i)Registration Statement.  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the knowledge of the Company, threatened by the Commission.  The Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Act), and the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  As of the Effective Date of the Registration Statement and as of the Effective Date of each post-effective amendment thereto, the Registration Statement and any such post-effective amendment thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(ii)Time of Sale Information.  The Time of Sale Information does not, and, as of “time of sale” (within the meaning of Rule 159(a) under the Act) of the Securities, the Closing Date (as defined below) and each Additional Closing Date (as defined below), if any, the Time of Sale Information, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(iii)Additional Written Communications.  Neither the Company nor the Operating Partnership (including their respective agents and representatives, other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (A) the preliminary prospectus dated June 5, 2017, (B) the Prospectus, (C) the written communications, if any, identified in Annex A hereto, which constitute part of the Time of Sale Information, and (D) each electronic road show and free writing prospectus approved in advance by the Representative. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or that was prepared by or on behalf of or used or referred to by the Company, does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not, and at the Closing Date and as of each Additional Closing Date, if any, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in each such free writing prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such free writing prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(iv)Prospectus.  As of the date of the prospectus supplement forming part of the Prospectus and as of the Closing Date and as of each Additional Closing Date, if any, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(v)Company Not Ineligible Issuer.  At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus in connection with the offering contemplated hereby.

(vi)Incorporated Documents.  Each document incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when filed with the Commission or when it became effective, as applicable, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii)Compliance with the Act.  Each of the Registration Statement, each preliminary prospectus and the Prospectus complies, and as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder.

(viii)Waypoint/GI Acquisition.  CSH Property Three, LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership (the “Acquisition Subsidiary”) and the Operating Partnership have entered into that certain Securities Purchase Agreement (the “Waypoint/GI Securities Purchase Agreement”) with Waypoint/GI Venture, LLC, a Delaware limited liability company (“Waypoint/GI”), and the other guarantor parties thereto, providing, subject to the terms of the Waypoint/GI Securities Purchase Agreement, for the purchase (the “Waypoint/GI Acquisition”), by the Acquisition Subsidiary, of all of the equity interests of each of the Acquired Companies (as defined in Waypoint/GI Securities Purchase Agreement).  The Waypoint/GI Securities Purchase Agreement has been validly authorized, executed and delivered by each of the Acquisition Subsidiary and the Operating Partnership and, assuming the valid authorization, execution and delivery by each of the other parties thereto, is a valid and binding agreement of each of the Acquisition Subsidiary and the Operating Partnership, enforceable against such party in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ix)Financial Statements; Non-GAAP Financial Measures. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries, of Colony American Homes, Inc. (“CAH”) and its consolidated subsidiaries, and of Waypoint/GI and its consolidated subsidiaries, included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus present fairly the consolidated financial condition, results of operations and cash flows of the Company, CAH and Waypoint/GI, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  Any selected financial data of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus fairly present, on the basis stated therein, the information included therein.  The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus.  The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Exchange Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.  All disclosures included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, in each case to the extent applicable.  There are no financial statements relating to the Waypoint/GI Acquisition that are required to be included or incorporated by reference in the Time of Sale Information, the Prospectus or the Registration Statement that are not so included or incorporated by reference as required.

(x)Independence.  Ernst & Young LLP, the accountants who have reviewed certain financial statements of the Company and its consolidated subsidiaries, and who have certified certain financial statements of the Company and CAH and their consolidated subsidiaries and delivered a report with respect to the audited consolidated financial statements of CAH, which financial statements and report are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent registered public accountants with respect to each of the Company and CAH within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.  Novogradac & Company, LLP, the accountants who have reviewed certain financial statements of Waypoint/GI and its subsidiaries, and who have certified certain financial statements of Waypoint/GI and its subsidiaries and delivered a report with respect to the audited consolidated financial statements of Waypoint/GI, which financial statements and report are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent registered public accountants with respect to Waypoint/GI within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.

(xi)No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus, except as otherwise stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and its Subsidiaries (defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise; (iii) there has been no obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company or any of its Subsidiaries incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(xii)Good Standing of the Company.  The Company has been duly organized and is validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information or the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign real estate investment trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xiii)Good Standing of Subsidiaries. Each of the Company’s “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X under the Act) is set forth on Schedule III hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) and has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration

Statement, the Time of Sale Information or the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the Operating Partnership has limited partnership power and authority to enter into and perform its obligations under this Agreement; except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or any other person or entity.  Except for the equity interests in the Subsidiaries and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

(xiv)General Partner.  Colony Starwood Homes GP, Inc., a Delaware corporation (the “General Partner”), has corporate power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.  The Company is the sole stockholder of the General Partner.  The General Partner is the sole general partner of the Operating Partnership.

(xv)Capitalization.  The authorized, issued and outstanding shares of beneficial interest of the Company is as set forth in the Company’s balance sheet appearing in its most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Commission (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to separate offerings, reservations, agreements or employee benefit plans referred to in the Time of Sale Information and the Prospectus).  The issued and outstanding shares of beneficial interest of the Company (including, without limitation, the Secondary Securities) have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest of the Company (including, without limitation, the Secondary Securities) were issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The Common Shares have been registered pursuant to Section 12 of the Exchange Act.

(xvi)OP Units.  All of the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued, are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, are owned by the Company directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  The units of partnership interest in the Operating Partnership (“OP Units”) to be issued to the Company in connection with the Company’s issuance of the Primary Securities will be duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at the time of their issuance will be validly issued and fully paid and non-assessable.  None of the outstanding OP Units have been, and none of the OP Units to be issued to the Company in connection with the Company’s issuance of the Primary Securities will be, issued in violation of the preemptive or similar rights of any securityholder of the Operating Partnership or any other person or entity.  Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(xvii)Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xviii)Partnership Agreement.  The Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of January 5, 2016, has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xix)Status and Description of Securities.  The Primary Securities have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will, together with the Secondary Securities, conform to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Description of Shares.”  No holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Primary Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(xx)Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its declaration of trust, charter, partnership agreement, limited liability company agreement, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; and the execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the execution, delivery and performance of the Waypoint/GI Securities Purchase Agreement by the Operating Partnership and the Acquisition Subsidiary, and the consummation of the transactions contemplated herein, in the Waypoint/GI Securities Purchase Agreement and in the Time of Sale Information and the Prospectus (including the issuance and sale of the Primary Securities and the use of the proceeds from the sale of the Primary Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership (or, in the case of the Waypoint/GI Securities Purchase Agreement, by the Operating Partnership and the Acquisition Subsidiary) with their respective obligations hereunder and under the Waypoint/GI Securities Purchase Agreement and under the Time of Sale Information and the Prospectus have been duly authorized by all necessary real estate investment trust, limited partnership or limited liability company action, as the case may be, and: (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Time of Sale Information and the Prospectus); (B) do not and will not result in any violation of the provisions of the declaration of trust, charter, partnership agreement, limited liability company agreement, by-laws or other organizational documents of the Company or any Subsidiary; and (C) do not and will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except in the case of this clause (C) for such violations that would not result in a Material Adverse Effect).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xxi)Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof, taken as a whole, or the consummation of the transactions contemplated in this Agreement or the Waypoint/GI Securities Purchase Agreement, or the performance by the Company or the Operating Partnership (or, in the case of the Waypoint/GI Securities Purchase Agreement, by the Operating Partnership or the Acquisition Subsidiary) of their respective obligations under this Agreement or the Waypoint/GI Securities Purchase Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Information and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xxii)Accuracy of Descriptions.  The descriptions in the Registration Statement, the Time of Sale Information or the Prospectus of affiliate transactions, contracts (including without limitation this Agreement) and other legal documents are true and correct in all material respects, and there are no material affiliate transactions, contracts or other documents that are not described in the Registration Statement, the Time of Sale Information and the Prospectus.  All agreements between the Company or the Operating Partnership and any other party expressly referenced in the Registration Statement, the Time of Sale Information or the Prospectus have been duly and validly authorized, executed and delivered by the Company or the Operating Partnership, as the case may be, and are legal, valid and binding obligations of the Company or the Operating Partnership, as the case may be, enforceable against the Company or the Operating Partnership, as the case may be, in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xxiii)Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except as such as have been already obtained or as may be required under the Act, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiv)Absence of Manipulation.  Neither the Company, nor the Operating Partnership nor any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities; provided, however, that the Company and Operating Partnership make no representation in this Section 2(a)(xxiv) as to any Underwriter or Selling Shareholder that is not an affiliate of the Company or the Operating Partnership.

(xxv)Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business now operated by them, except (A) where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; or (B) as otherwise specifically disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi)Property.  (A) The Company holds, directly or indirectly through its wholly owned subsidiaries, good and marketable title to all real property described in the Registration Statement, the Time of Sale Information or the Prospectus as owned by it (individually, a “Property,” and, collectively, the “Properties”); (B) the Company and the Subsidiaries have good and marketable title to all other properties, if any, owned by them, in each case, free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, restrictions or encumbrances of any kind; and (C) no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, except in the case of clauses (A), (B) and (C) as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxvii)Homeowners’ Association and Zoning Laws.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor the Operating Partnership knows of any violation of any municipal, state, federal or homeowners’ association law, rule or regulation concerning any Property, except as would not, individually or in the aggregate, result in a Material Adverse Effect; except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company nor any of the Subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect.

(xxviii)Mortgages.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(xxix)Utilities.  To the knowledge of the Company and the Operating Partnership, water, storm-water, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxx)Investment Company Act.  Neither the Company nor the Operating Partnership is and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxi)Environmental Laws.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxii)Registration Rights.  Except as described in the Time of Sale Information and the Prospectus, there are no persons with registration rights or other similar rights to have the offer and sale of any securities registered by the Company under the Act.

(xxxiii)Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, since the filing of the Company’s most recent Annual Report on Form 10-K, there has been: (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); and (ii) there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxxiv)Disclosure Controls.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxxv)Compliance with the Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, all rules and regulations promulgated thereunder and the implementing provisions thereof with which the Company is required to comply as of the date hereof.

(xxxvi)Payment of Taxes.  All United States federal income tax returns of the Company required by law to be filed have been timely and accurately filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect.  The Company has timely and accurately filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect.  The charges, accruals and reserves on the consolidated books of the Company in respect of any income and other tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income or other tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxvii)Tax Classification of the Operating Partnership.  The Operating Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company or its previous beneficial owner, Starwood Property Trust,

Inc., for federal tax purposes throughout the period from its formation through the date hereof.

(xxxviii)Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering the Company and its Subsidiaries against such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire; or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxix)Statistical and Market-Related Data.  Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xl)eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(xli)Foreign Corrupt Practices Act.  Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any affiliate, trustee, officer or employee of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation: (i) by any of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the Bribery Act 2010 of the United Kingdom (including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA); or (ii) of any other applicable anti-bribery or anti-corruption law, and the Company and its Subsidiaries have conducted and will continue to conduct their business in compliance with the aforementioned laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlii)Anti-Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xliii)OFAC.  Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any affiliate, trustee, officer or employee of the Company is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, currently: (i) subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (and including, without limitation, the being designated as a “specially designated national” or “blocked person”) (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any such Sanctions or to fund or facilitate any activities of or business located, organized or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.  Since their inception, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xliv)Real Estate Investment Trust Status.  Commencing with its taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the United States Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current organization and proposed method of operation as described in the Registration Statement, the Time of Sale Information and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Information and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(xlv)NYSE.  The Secondary Securities have been listed and are admitted and authorized for trading on the New York Stock Exchange (the “NYSE”).

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, as to matters covered thereby, to each Underwriter.

(b)Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2(b).

(i)This Agreement. This has been duly authorized, executed and delivered by such Selling Shareholder.

(ii)Absence of Defaults and Conflicts.  The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement does not and will not: (A) contravene any provision of law, statute, rule or regulation applicable to such Selling Shareholder; (B) contravene the certificate of incorporation or by-laws (or other equivalent governing instruments, as applicable) of such Selling Shareholder; (C) result in breach of, or constitute a default under, any agreement or other instrument binding upon such Selling Shareholder; or (D) contravene any judgment, order, writ or decree applicable to such Selling Shareholder of any governmental body, agency, instrumentality or court having jurisdiction over such Selling Shareholder, except, with respect to clauses (C) and (D) of this sentence only, where any such contravention, breach or default would not, individually or in the aggregate, materially adversely affect such Selling Shareholder’s ability to consummate the transactions contemplated by this Agreement.

(iii)Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by such Selling Shareholder of such Selling Shareholder’s obligations hereunder in connection with the sale and delivery of the Secondary Securities by such Selling Shareholder or the consummation of the transactions contemplated by this Agreement, except as (a) such as have been already obtained or as may be required under the Act, state securities laws or the rules of FINRA or (b) such as would not, individually or in the aggregate, reasonable be expected to materially impact such Selling Shareholder’s ability to perform its obligations under this Agreement.

(iv)Valid Title and Passage Thereof.  Such Selling Shareholder has, and, on the Closing Date, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501(b) of the New York Uniform Commercial Code (the “UCC”) in respect of, the Secondary Securities to be sold by such Selling Shareholder pursuant hereto free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver such Secondary Securities or a security entitlement in respect of such Secondary Securities.

(v)Delivery of Secondary Securities.  Upon (A) payment for such Secondary Securities, delivery of such Secondary Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (B) delivery of such Secondary Securities in the name of Cede or such other nominee (unless delivery of such Secondary Securities is unnecessary because such Secondary Securities are already registered in the name of Cede or such nominee) and (C) the crediting of such Secondary Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Secondary Securities), (I) DTC will be a “protected purchaser” of such Secondary Securities within the meaning of Section 8-303 of the UCC; (II) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Secondary Securities; and (III) no action based on any “adverse claim,” within the meaning of Section 8-102(a) of the UCC, to such Secondary Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its declaration of trust, bylaws and applicable law; (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC; and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to Section 8-501(b)(1) of the UCC.

(vi)Clean Hands.  Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries that is not set forth in the Time of Sale Information to sell the Secondary Securities to be sold by such Selling Shareholder pursuant hereto.

(vii)Certain Information.  The Selling Shareholder Information of such Selling Shareholder included in the Registration Statement, the Time of Sale Information or the Prospectus is true and correct in all material respects.  “Selling Shareholder Information” means, with respect to any Selling Shareholder, the name of such Selling Shareholder and the number of Shares beneficially owned by such Selling Shareholder appearing in the table under the caption “Selling Shareholders” in the Registration Statement, the Time of Sale Information and the Prospectus and any footnote to such table specifically relating to such Selling Shareholder.

(viii)Good Standing.  Such Selling Shareholder is a corporation, limited liability company, partnership, limited liability company, trust or other entity duly organized and validly existing and in good standing under the laws of its state or country of organization with full corporate, limited liability company, partnership or trust action, as applicable, to execute and deliver this Agreement and perform such Selling Shareholder’s obligations under this Agreement.

(ix)Absence of Manipulation.  Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Secondary Securities.

(x)No Offers.  Such Selling Shareholder has not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Secondary Securities without the prior written consent of the Representative.

(xi)Registration Rights.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have the offer and sale of any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

Any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3.Purchase and Resale of the Securities by the Underwriters.

(a)Generally.  Subject to the terms and conditions set forth in this Agreement, (i) each of the Company and each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company or such Selling Shareholder, as applicable, at a purchase price per share of $34.69, the number of Underwritten Securities (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Securities to be sold by the Company or such Selling Shareholder, as applicable, as set forth opposite such party’s name in Schedule II hereto, by a fraction, the numerator of which is the aggregate number of Underwritten Securities to be purchased by such Underwriter, as set forth opposite the name of such Underwriter in Schedule I hereto (as may be adjusted pursuant to Section 10 hereof), and the denominator of which is the aggregate number of Underwritten Securities to be purchased by all of the Underwriters from the Company and the Selling Shareholders hereunder; and (ii) in the event and to the extent that the Underwriters exercise their option to purchase Option Securities as provided below, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i) of this Section 3(a) (subject to the proviso of the first sentence of the paragraph (a) below), a number of Option Securities (to be adjusted by the Representative so as to eliminate fractional shares) equal to (x) the number of Option Securities as to which such election has been exercised, multiplied by (y) a fraction, the numerator of which is the aggregate number of Underwritten Securities to be purchased by such Underwriter, as set forth opposite the name of such Underwriter in Schedule I hereto (as may be adjusted pursuant to Section 10 hereof), and the denominator of which is the aggregate number of Underwritten Securities to be purchased by all of the Underwriters from the Company hereunder.

(b)Option Securities.  The Company grants to the Underwriters the right to purchase, at their election, up to 3,454,978 Option Securities, at the purchase price per share set forth in paragraph (a) above; provided, however, that the purchase price per share for the Option Securities will be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities.  The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the 30th day following the date of this Agreement, by written notice from the Representative to the Company.  Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when such Option Securities are to be delivered and paid for, which date and time may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(c)Sales Through Underwriter Affiliates.  The Company and each Selling Shareholder acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(d)Payment for Securities.  Payment for the Primary Securities and the Secondary Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Company and each Selling Shareholder, respectively, to the Representative, at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071 at 10:00 A.M. New York City time on June 9, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative, the Company and each Selling Shareholder may agree upon in writing or, in the case of any Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities.  The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and each time and date for such payment for any Option Securities, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

Payment for the Securities to be purchased on the Closing Date or any Additional Closing Date, if any, as the case may be, shall be made against delivery, through the facilities of DTC for the respective accounts of the several Underwriters, of the Securities to be purchased on such date, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company or the applicable Selling Shareholder, as applicable.  The certificates, if any, representing such Securities will be made available for inspection by the Representative at the office of Latham & Watkins LLP set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or such Additional Closing Date, as the case may be.

4.Further Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)Delivery of Copies.  The Company will deliver to the Underwriters as many copies of the Time of Sale Information, any free writing prospectus and the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)Prospectus, Amendments or Supplements.  Before finalizing the Prospectus or making, filing or distributing any amendment or supplement to any of the Registration Statement, the Time of Sale Information, any free writing prospectus or the Prospectus, including, prior to the completion of the initial offering of the Securities, the filing with the Commission of any document that will be incorporated by reference in any of the foregoing, the Company will furnish to the Representative and counsel for the Underwriters a copy of the same for review, and will not distribute, or file with the Commission, any such document to which the Representative reasonably objects.

(c)Additional Free Writing Prospectus.  Before making, preparing, using, authorizing, approving or referring to any proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company, the Company will furnish to the Representative and counsel for the Underwriters a copy of such free writing prospectus for review and will not make, prepare, use, authorize, approve or refer to any free writing prospectus to which the Representative reasonably objects.

(d)Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing: (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any preliminary prospectus, any of the Time of Sale Information, any free writing prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which (x) any preliminary prospectus, any of the Time of Sale Information, any free writing prospectus or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such preliminary prospectus, Time of Sale Information, free writing prospectus or the Prospectus is delivered to a purchaser, not misleading; or (y) the Registration Statement as then amended or supplemented, would contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the issuance of any stop order suspending the effectiveness of the Registration Statement, or the commencement, or the receipt by the Company of notice of any threatened commencement, of any proceedings for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any preliminary prospectus, any of the Time of Sale Information, any free writing prospectus or the Prospectus or suspending any such qualification of the Securities or suspending the effectiveness of the Registration Statement and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)Ongoing Compliance of the Time of Sale Information and the Prospectus.  (i) If at any time prior to the completion of the initial offering of the Securities: (A) any event or development shall occur or condition shall exist as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Underwriters such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or including such document to be incorporated by reference therein) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus will comply with law; and (ii) if at any time prior to the Closing Date: (A) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or so that the Time of Same Information will comply with law.

(f)Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities.

(g)Clear Market.  The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction, including any swap transaction, which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to: (i) any Common Shares; or (ii) any securities convertible into, or exercisable or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, until 45 days after date of the Prospectus; provided, however, that: (i) the Company may issue and sell Common Shares or securities convertible into, or exercisable for, Common

Shares pursuant to any employee share option plan, equity incentive plan, share ownership plan or dividend reinvestment plan of the Company in effect as of the date hereof; (ii) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of any option or warrant outstanding as of the date hereof; (iii) the Company may file a registration statement with the Commission with regard to securities issued or to be issued under any equity incentive plan; (iv) the Company may file a registration statement on Form S-8 (or any successor form) with respect to an employee share purchase plan; (v) the Company may issue and sell the Primary Securities pursuant to this Agreement; (vi) the Company may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (A) such plan does not provide for the transfer of Common Shares until 45 days after date of the Prospectus and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan until 45 days after date of the Prospectus; and (vii) the Company may issue Common Shares or securities convertible into, or exercisable or exchangeable for, Common Shares as payment of any part of the purchase price for any acquisition of a business or assets by the Company, provided that the aggregate number of all such Common Shares or securities issued pursuant to any such acquisitions within the 45-day period following the date of the Prospectus does not exceed 15% of the number of Common Shares outstanding on the date of the Prospectus, provided further that the recipient of any such Common Shares or securities shall agree not to sell or otherwise dispose of any such Common Shares or securities for the then remaining term of the 45-day restricted period.

(h)Payment of Expenses.  Each of the Company and the Operating Partnership, jointly and severally, agrees to pay the costs and expenses relating to the following matters: (i) the printing (or reproduction), filing with the Commission (if applicable), and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any preliminary prospectus, any other Time of Sale Information, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (ii) the preparation and filing with the Commission of, and the payment of any applicable filing fees in connection with, the Registration Statement or any amendment or supplement thereto; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance (if applicable) and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, which shall not exceed $10,000); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses of the transfer agent or registrar for the Shares; (x) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters, which shall not exceed $10,000, in connection with, any required review by FINRA of the terms of the sale of the Securities; (xi) the fees of any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act); and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(i)REIT Status.  The Company will use its best efforts to operate in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code until such time as the Company’s board of trustees determines that operating in such manner is not in the best interests of the Company and its shareholders.

(j)Use of Proceeds.  The Company and the Operating Partnership will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k)NYSE. The Company agrees to use its reasonable best efforts to list (subject to notice of issuance) the Primary Securities on the NYSE.

(l)DTC.  The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)Free Writing Prospectuses.  The Company will file with the Commission each free writing prospectus, if any, relating to the offer and sale of the Securities in compliance with Rule 433 under the Act.  The Company will not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of any Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(n)Earnings Statement.  The Company will make generally available to the Company’s securityholders and to the Representative as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

(o)New Registration Statement.  If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, then the Company will, prior to the third anniversary, file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement will be deemed to include any such new registration statement that has become effective under the Act.

(p)Pricing Term Sheet.  If requested by the Representative, to prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Representative, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date the final terms have been established for the offering of the Securities.

(q)Payment of Registration Fee.  The Company will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act

(without regard to the proviso to Rule 456(b)(1)(i)) and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(r)Filing of Prospectus.  The Company will file the Prospectus in accordance with Rule 424 under the Act.

5.Further Agreements of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, agrees with the several Underwriters that:

(a)IRS Forms.  Such Selling Shareholder will deliver, or cause to be delivered, to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)Payment of Expenses.  Such Selling Shareholder will pay the costs and expenses incident to the performance of such Selling Shareholder’s obligations under this Agreement; provided, however, that nothing in this Section 5(b) shall affect, as between such Selling Shareholder and the Company, any agreement pursuant to which the Company shall have agreed to pay, cause to be paid or reimburse such Selling Shareholder for any such costs or expenses.

6.Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than: (a) the preliminary prospectus dated June 5, 2017 and the Prospectus; (b) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in any preliminary prospectus or the Prospectus; (c) any written communication identified in Annex A; (d) any written communication prepared by such Underwriter and approved by the Company in advance in writing; or (e) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in any preliminary prospectus or the Prospectus.

7.Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and any Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, Operating Partnership and each Selling Shareholder contained herein as of the date hereof, the Closing Date and any Additional Closing Date, as the case may be, to the accuracy of the statements of the Company, the Operating Partnership and each Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by each of the Company, the Operating Partnership and each Selling Shareholder of such party’s obligations under this Agreement and to the following additional conditions:

(a)Opinion of Sidley Austin LLP.  At the Closing Date or such Additional Closing Date, as the case may be, the Representative shall have received the favorable opinions, dated as of Closing Date or such Additional Closing Date, as the case may be, of Sidley Austin LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other

Underwriters substantially in the forms set forth in Annex B-1 and Annex B-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

In rendering each such opinion, as applicable, such counsel may rely: (i) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials reasonably satisfactory to counsel for the Underwriters.

(b)Opinion of Ryan A. Berry.  At the Closing Date or such Additional Closing Date, as the case may be, the Representative shall have received the favorable opinion, dated as of Closing Date or such Additional Closing Date, as the case may be, of Ryan A. Berry, Executive Vice President, General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially in the form set forth in Annex C hereto and to such further effect as counsel to the Underwriters may reasonably request.

In rendering each such opinion, as applicable, such counsel may rely as to matters of fact, to the extent she deems proper, on certificates of responsible officers of the Company and public officials reasonably satisfactory to counsel for the Underwriters.

(c)Opinion of Venable LLP.  At the Closing Date or such Additional Closing Date, as the case may be, the Representative shall have received the favorable opinion, dated as of the Closing Date or such Additional Closing Date, as the case may be, of Venable LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially in the form set forth in Annex D hereto and to such further effect as counsel to the Underwriters may reasonably request.

In rendering each such opinion, as applicable, such counsel may rely: (i) as to matters involving the application of laws of any jurisdiction other than the State of Maryland, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(d)Opinion of Counsel to the Selling Shareholders.  At the Closing Date, the Representative shall have received the favorable opinions, dated as of the Closing Date, of (i) Hogan Lovells US LLP, with respect to the Selling Shareholders other than ColCo Strategic Partners, L.P., in the form set forth in Annex E-1; (ii) Maples and Calder, with respect to ColCo Strategic Partners, L.P., in the form set forth in Annex E-2; and (iii) Sidley Austin LLP, with respect to the Selling Shareholders, in the form set forth in Annex E-3, together with signed or reproduced copies of such opinions for each of the other Underwriters.

In rendering each such opinion, as applicable, such counsels may rely (i) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(e)Opinion of Latham & Watkins LLP.  The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Information and the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)Executive Officers’ Certificate.  The Company shall have furnished to the Representative a certificate of the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company and the Operating Partnership and one additional senior executive officer of the Company and the Operating Partnership who is satisfactory to the Representative, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Information and the Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date or such Additional Closing Date, as the case may be, with the same effect as if made on the Closing Date or such Additional Closing Date, as the case may be, and each of the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such Additional Closing Date, as the case may be;

(ii)since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information or the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any supplement thereto).

(g)Certificate of the Selling Shareholders.  Each Selling Shareholder shall have furnished to the Representative a certificate, signed on behalf of such Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date.

(h)Comfort Letters of Ernst & Young LLP.  The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representative, on the date hereof and at the Closing Date or such Additional Closing Date, as the case may be, letters (which may refer to letters previously delivered to the Representative), dated, respectively, as of the date hereof and as of the Closing Date or such Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information of the Company or CAH contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus.

(i)Comfort Letters of Novogradac & Company, LLP.  The Company shall have requested and caused Novogradac & Company, LLP to have furnished to the Representative, on the date hereof and at the Closing Date or such Additional Closing Date, as the case may be, letters (which may refer to letters previously delivered to the Representative), dated, respectively, as of the date hereof and as of the Closing Date or such Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information of Waypoint/GI and its subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus.

(j)No Material Changes.  Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been: (i) any change or decrease specified in the letter or letters referred to in Section 7(h); or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(k)Further Information.  Prior to the Closing Date or such Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(l)Listing.  Prior to the Closing Date or such Additional Closing Date, as the case may be, the Securities shall have been listed and admitted and authorized for trading on the NYSE, subject (in the case of the Primary Securities) only to notice of issuance.

(m)Lock-Ups.  At or prior to the execution of this Agreement, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from of the individuals listed on Exhibit B hereto, in each case addressed to the Representative.

(n)Chief Financial Officer Certificate.  The Company shall have furnished to the Representative a certificate of the Chief Financial Officer of the Company and the Operating Partnership, on the date hereof and at the Closing Date or such Additional Closing Date, as the case may be, letters (which may refer to letters previously delivered to the Representative), dated, respectively, as of the date hereof and as of the Closing Date or such Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially in the form set forth in Annex F hereto and to such further effect as counsel to the Underwriters may reasonably request.

(o)IRS Forms.  The Representative shall have received the documentation referred to in Section 5(a) from each Selling Shareholder.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or such Additional Closing Date, as the case may be, by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 355 South Grand Avenue, Los Angeles, California 90071, on the Closing Date or such Additional Closing Date, as the case may be.

8.Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any termination pursuant to clause (a) of Section 11 hereof (as to the Common Shares only), the Company will reimburse the Underwriters severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.Indemnification and Contribution.

(a)Indemnification by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, agrees to (i) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, any broker-dealer affiliate of an Underwriter involved in the distribution of the Securities, and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any of the other Time of Sale Information, any issuer free writing prospectus as defined in Rule 433(h) under the Act, any Company information that the Company has filed or is required to file pursuant to Rule 433(d) under the Act, any “road show” as defined in Rule 433(h) under the Act, or the Prospectus (or any amendment or supplement thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (y) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below. This indemnity agreement will be in addition to any liability which the Company or the Operating Partnership may otherwise have.

(b)Indemnification by the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, any broker-dealer affiliate of an Underwriter involved in the distribution of the Securities, and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act; provided, however, that this indemnity agreement shall only apply to the same extent as the foregoing indemnity in Section 9(a) from the Company and the Operating Partnership, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity; and, provided, further, that the liability of each Selling Shareholder under this subsection (b) shall be limited to an amount equal to the aggregate gross proceeds to such Selling Shareholder as provided in Section 3(a) (which, for the avoidance of doubt, is after any underwriting discounts and commissions), but before expenses, received by such Selling Shareholder from the sale of the Secondary Securities sold by such Selling Shareholder under this Agreement (the “Selling Shareholder Proceeds”).  This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.

(c)Indemnification by the Underwriters.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership and each Selling Shareholder, each of the respective directors, trustees and officers, as applicable, of the Company, the Operating Partnership and (if such Selling Shareholder is not an individual) such Selling Shareholder, and each person who controls the Company, the Operating Partnership or such Selling Shareholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity in Section 9(a) from the Company and the Operating Partnership to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the

Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and the Operating Partnership acknowledge that the statements in the preliminary prospectus dated June 5, 2017 and the Prospectus set forth in the second and fourth sentences of the second paragraph and in the eighth and tenth paragraphs under the heading “Underwriting” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any preliminary prospectus, any of the other Time of Sale Information, any free writing prospectus or the Prospectus.

(d)Notice and Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a), (b) or (c) above to the extent it is not materially prejudiced as a result thereof; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)Contribution.  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership, the Selling Shareholders and the Underwriters

severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership, one or more of the Selling Shareholders or one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Selling Shareholders, on the one hand, and by the Underwriters, on the other hand, from the offering of the Securities; provided, however, that in no case shall any Selling Shareholder be responsible for any amount in excess of the Selling Shareholder Proceeds.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership, the Selling Shareholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Operating Partnership and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company, the Operating Partnership and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by such party as provided herein, and benefits received by the Underwriters shall be deemed to be equal to the excess, if any, of (a) the aggregate price paid by the Underwriters to the Company or the Selling Shareholders for the Securities purchased by the Underwriters pursuant to this Agreement over (b) the aggregate sales price, if any, received by the Underwriters from the initial sale of the Securities by the Underwriters to investors in the offering contemplated by this Agreement.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Operating Partnership or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Operating Partnership, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and broker-dealer affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, the Operating Partnership or any Selling Shareholder within the meaning of either the Act or the Exchange Act and each director, trustee and officer of the Company, the Operating Partnership or any Selling Shareholder shall have the same rights to contribution as the Company, the Operating Partnership or such Selling Shareholder, as applicable, subject in each case to the applicable terms and conditions of this paragraph (e).  The Underwriters’ obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  Notwithstanding anything to the contrary, in no event under this Section 9(e) shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the excess, if any, of (a) the aggregate price paid by such Underwriter to the

Company or the Selling Shareholders for the Securities purchased by the Underwriters pursuant to this Agreement over (b) the aggregate sales price, if any, received by the Underwriters from the initial sale of the Securities by the Underwriters to investors in the offering contemplated by this Agreement.

10.Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Underwritten Securities set forth opposite the names of all the remaining Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Underwritten Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, other than as set forth in Sections 4(g) and 9 hereof.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date or Additional Closing Date, as applicable, shall be postponed for such period, not exceeding five (5) business days, as the Representative shall determine in order that the required changes in the Time of Sale Information and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, any Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Selling Shareholders prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment: (a) trading in the Company’s Common Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on such exchange; (b) a banking moratorium shall have been declared either by federal or New York State authorities; (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Information or the Prospectus (exclusive of any amendment or supplement thereto); (d) a downgrading in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act) shall have occurred; or (e) any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act) shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

12.Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company, the Operating Partnership, the Selling Shareholders or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Operating Partnership or any Selling Shareholder or any of the officers, directors, trustees, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 4(g), 8, 9, 13 and this Section 12 shall survive the termination or cancellation of this Agreement.

13.Miscellaneous.

(a)Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10003, Attention: Syndicate Department; or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Colony Starwood Homes, 8665 East Hartford Drive, Scottsdale, Arizona 85255, Attention: Ryan A. Berry; or, if sent to CFI CSFR Investor, LLC, Colony Distressed Credit Fund II, L.P., ColCo Strategic Partners, L.P., Colony Capital CAH, L.P., Colony AH Member, LLC or CCCAH Management Partners, LLC, will be mailed, delivered or telefaxed to c/o Colony NorthStar, Inc., 515 South Flower Street, 44th Floor, Los Angeles, CA 90071, Attn: Director of Legal.

(b)USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, the Operating Partnership and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c)Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, trustees, employees, agents, broker-dealer affiliates and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

(d)No Fiduciary Duty.  Each of the Company, the Operating Partnership and the Selling Shareholders hereby acknowledges that: (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Operating Partnership and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which any Underwriter may be acting, on the other hand; (ii) each Underwriter is acting as principal and not as an agent or fiduciary of the Company, the Operating Partnership or the Selling Shareholders; and (iii) the engagement of the Underwriters by the Company, the Operating Partnership and the Selling Shareholders in connection with the offering and the process leading up to the offering of the Securities is as independent contractors and not in any other capacity.  Furthermore, each of the Company, the Operating Partnership and each Selling Shareholder agrees that such party is solely responsible for making such party’s own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising any such party on related or other matters).  Each of the Company, the Operating Partnership and each Selling Shareholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, the Operating Partnership or any Selling Shareholder, in connection with such transaction or the process leading thereto.  Each of the Company, the Operating Partnership and the Selling Shareholders shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company, the Operating Partnership or the Selling Shareholders with respect thereto.  Any review by the Representative or any Underwriter of the Company, the Operating Partnership, the Selling Shareholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter and shall not be on behalf of the Company, the Operating Partnership, the Selling Shareholders or any other person.

(e)Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

(f)Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regard to its choice of law provisions the application of which would result in the application of any other law.

(g)Waiver of Jury Trial.  Each of the Company, the Operating Partnership and each Selling Shareholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(h)Submission to Jurisdiction.  Each of the Company and the Operating Partnership (i) submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts; and (iii) agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Operating Partnership, as applicable, and may be enforced in any court to the jurisdiction of which Company or the Operating Partnership, as applicable, is subject by a suit upon such judgment.

(i)Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

(j)Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

(k)Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(l)Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(m)Time.  Time shall be of the essence of this Agreement.  Except as otherwise set forth herein, specified times of day refer to New York City time.

(n)Certain Defined Terms.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” or “1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“affiliate” shall have the meaning set forth in Rule 405 under the Act.

“business day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

* * *

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership, the Selling Shareholders and the several Underwriters.

Very truly yours,

Colony Starwood Homes

By:	/s/ Arik Prawer
Name:	Arik Prawer
Title:	Chief Financial Officer

Colony Starwood Homes Partnership, L.P.

By:	Colony Starwood Homes GP, Inc.,

its sole general partner

By:	/s/ Arik Prawer
Name:	Arik Prawer
Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

CFI CSFR Investor, LLC

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

[Signature Page to Underwriting Agreement]

Colony Distressed Credit Fund II, L.P.

By:	Colony Capital Credit II, L.P., its general partner

By:	ColonyGP Credit II, LLC, its general partner

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

[Signature Page to Underwriting Agreement]

ColCo Strategic Partners, L.P.

By: ColCoGP Strategic Partners, LLC, its general partner

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

[Signature Page to Underwriting Agreement]

Colony Capital CAH, L.P.

By:	ColonyGP CAH, LLC, its general partner

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

[Signature Page to Underwriting Agreement]

Colony AH Member, LLC

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

[Signature Page to Underwriting Agreement]

CCCAH Management Partners, LLC

By:	Manager Holdco, LLC, its managing member

By:	Colony AH Member, LLC, its managing member

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

Each for itself and on behalf of the several Underwriters listed in Schedule I hereto.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By:	/s/ Chris Djoganopoulos
Name:	Chris Djoganopoulos
Title:	Managing Director
Investment Banking

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Number of Underwritten Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	23,033,187

Total Number of Underwritten Securities	23,033,187

(a)

SI-1

Schedule II

Name	Number of Underwritten Securities

Colony Starwood Homes	11,600,000

Selling Shareholders
CFI CSFR Investor, LLC	7,535,967
Colony Distressed Credit Fund II, L.P.	1,471,096
ColCo Strategic Partners, L.P.	1,332,298
Colony Capital CAH, L.P.	26,543
Colony AH Member, LLC	1,022,448
CCCAH Management Partners, LLC	44,835
Total	23,033,187

SII-1

Schedule III

Subsidiaries

1.	CSH Property One, LLC
2.	CSHP One LP
3.	CSH Property Two, LLC
4.	CSH Property Three, LLC
5.	CSH Class F, LLC
6.	SRP Sub, LLC.
7.	SRPS LP
8.	SRP PrimeStar, LLC.
9.	SRP TRS Sub, LLC.
10.	SWAY 2014-1 Borrower, LLC.
11.	CSH Depositor, LLC.
12.	SWAY 2014-1 Equity Owner, LLC.
13.	PrimeStar-H Fund I, LLC.
14.	PrimeStar-H Fund I Trust.
15.	PrimeStar-H Fund II Trust.
16.	PrimeStar Fund I TRS, LLC.
17.	PrimeStar Fund II TRS, LLC.
18.	PrimeStar-F Fund I, LLC.
19.	PrimeStar-F Fund I Trust.
20.	PrimeStar-F Fund II Trust.
21.	CSH 2016-1 Equity Owner, LLC.
22.	CSH 2016-1 Borrower, LLC.
23.	CSH 2016-2 Equity Owner, LLC.
24.	CHS 2016-2 Borrower, LLC.
25.	Starwood Waypoint Pledgor, LLC.
26.	Starwood Waypoint Borrower, LLC.
27.	CSFR FM 2012-1 U.S. West, LLC.
28.	CAH 2014-1 Equity Owner, LLC.
29.	CAH 2014-1 Borrower, LLC.
30.	CAH 2014-2 Equity Owner, LLC.
31.	CAH 2014-2 Borrower, LLC.
32.	ColFin AI-AZ 1, LLC.
33.	ColFin AI-CA 1, LLC.
34.	ColFin AI-CA 5, LLC.
35.	ColFin AI-DE 1, LLC.
36.	ColFin AI-GA 1, LLC.
37.	ColFin AI-GA 2, LLC.
38.	ColFin AH-Georgia 5, LLC.
39.	ColFin AH-Texas 3, LLC.
40.	CAH 2015-1 Equity Owner, LLC.
41.	CAH 2015-1 Borrower, LLC.
42.	Colony Starwood Homes Management, LLC.

SIII-1

43.	Colony Starwood Homes Partnership, L.P.
44.	PrimeStar Fund I GP, LLC.
45.	PrimeStar Fund I, LP.
46.	SFR 2012-1 U.S. West, LLC.
47.	SRP TRS Sub, Inc.
48.	Starwood Waypoint TRS, LLC.
49.	PrimeStar Fund I TRS, Inc.
50.	PrimeStar Fund II TRS, Inc.
51.	Colony Starwood Homes GP, Inc.
52.	CSH TRS, LLC.
53.	CSFR ColFin American Investors TRS, LLC.
54.	CAH 2014-1 TRS Borrower, LLC.
55.	CAH 2014-2 TRS Borrower, LLC.
56.	CAH 2015-1 TRS Borrower, LLC.
57.	CSH 2016-1 TRS Borrower, LLC.
58.	CSH 2016-2 TRS Borrower, LLC.
59.	SWAY 2014-1 TRS Borrower, LLC.
60.	SWAY Management, Inc.

SIII-2

ANNEX A

Time of Sale Information

1.	Preliminary prospectus supplement (together with the related base prospectus attached thereto) dated June 5, 2017.

A-1